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                                                                   EXHIBIT  23.3


              [SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)]



                                                May 14, 1997


AMCORE Financial, Inc.
501 Seventh Street
Rockford, Illinois  61104

Ladies & Gentlemen:

   Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") of AMCORE Financial, Inc., a Nevada corporation ("AMCORE"), relating to the merger of CBS Acquisition Corp., a Wisconsin corporation and a wholly owned subsidiary of AMCORE, with and into Country Bank Shares Corporation, a Wisconsin corporation ("CBSC") (the "Merger"). We have acted as special counsel to AMCORE in connection with the Merger.

   We hereby consent to the reference to our firm under the heading "OPINIONS" in the Proxy Statement/Prospectus that is part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                        Very truly yours,

                                        /s/ Skadden, Arps, Slate,
                                            Meagher & Flom (Illinois)